UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the
Securities Exchange Act of 1934
Check the appropriate box:
☐	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☒	Definitive Information Statement

PAZOO, INC.
(Name of Registrant As Specified in Charter)

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Pazoo, Inc.
23 Vreeland Road, Suite 110
Florham Park New Jersey, 07932

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY

Dear Shareholders:

We are writing to advise you that our Board of Directors and shareholders holding a majority of our outstanding voting capital stock have approved the following corporate actions: (i) effecting a reverse stock split of the common stock, at a ratio of 250 to 1, meaning that following the Effective Date, as defined below, of the reverse stock split each common shareholder will own one share of common stock for each two hundred and fifty shares of common stock currently owned by such shareholder; (ii) setting forth the amended characteristics of the previously authorized Series D Preferred stock, none of which are outstanding as of the date of this Information Statement; and (iii) in accordance with Nevada Revised Statute 78.320(5), providing that any future annual and/or special meetings of the stockholders of the Company may be held by virtual means only.

These actions were approved by written consent on January 17, 2017 by our Board of Directors and holders of a majority of the voting power of our voting capital stock, in accordance with Nevada Revised Statutes. Our directors and holders of a majority of the voting power of our outstanding capital stock, as of the record date of January 17, 2017, have approved the above corporate actions after carefully considering them and concluding that approving such actions as being in the best interests of our Company and our shareholders.

WE ARE NOT ASKING YOU FOR A PROXY,
AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

No action is required by you. Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the approved corporate actions will not become effective until a date at least twenty (20) days after the date of this Information Statement has been mailed to our shareholders. This Information Statement is being mailed to you on or about February 28 , 2017.

ONLY THE STOCKHOLDERS OF RECORD AT THE CLOSE OF BUSINESS ON JANUARY 17, 2017, THE RECORD DATE, ARE ENTITLED TO NOTICE OF THE CORPORATE ACTION.  STOCKHOLDERS WHO HOLD IN EXCESS OF 50% OF THE VOTING POWER OF PAZOO's SHARES OF VOTING CAPITAL STOCK ENTITLED TO VOTE ON THE ACTION HAVE VOTED IN FAVOR OF THE ACTIONS.  AS A RESULT, THE ACTION HAS BEEN APPROVED WITHOUT THE AFFIRMATIVE VOTE OF ANY OTHER STOCKHOLDERS OF PAZOO.  THESE ACTIONS ARE EXPECTED TO BE EFFECTIVE ON A DATE THAT IS AT LEAST TWENTY (20) DAYS AFTER THE MAILING OF THE DEFINITIVE INFORMATION STATEMENT TO THE SHAREHOLDERS OF RECORD.

Please note, unless otherwise expressly indicated to the contrary, all share numbers and share data referred to in this Information Statement have not been adjusted to give effect to the 1-for-250 Reverse Stock Split approved by our Board of Directors and shareholders as described herein.

We encourage you to read the attached Information Statement carefully for further information regarding these actions.  In accordance with Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended, the approval of the actions described herein by the holders of a majority of the voting power of the Company will become effective at a date that is at least 20 days after the date this Information Statement has been mailed or furnished to our stockholders.  This Information Statement is first being mailed or furnished to stockholders on or about February 28 , 2017.

Pazoo, Inc.
23 Vreeland Road, Suite 110
Florham Park New Jersey, 07932

INFORMATION STATEMENT AND NOTICE OF ACTIONS TAKEN
BY WRITTEN CONSENT OF THE MAJORITY SHAREHOLDERS
OF THE VOTING CAPITAL STOCK OF THE CORPORATION

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS
 AND NO STOCKHOLDERS' MEETING WILL BE HELD
 TO CONSIDER THE MATTERS DESCRIBED HEREIN.

This Information Statement is being furnished to you solely for the purpose of informing stockholders of the matters described herein in compliance with Regulation 14C of the Exchange Act.

GENERAL

This Information Statement is being furnished to all holders of the common stock of Pazoo, Inc. as of January 17, 2017 in connection with the action taken by written consent of holders of a majority of the outstanding voting power of the Company to authorize the Reverse Stock Split, the amended characteristics of the Series D Preferred Stock, and the authorization of virtual shareholders meetings.

"We," "us," "our," the "Registrant" and the "Company" refer to Pazoo, Inc., a Nevada corporation.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors of the Company (the "Board") believes that the stockholders of the Company will benefit from: (i) the Reverse Stock Split because it will enable investment in the Company in the form of the sale of Series D Preferred Stock to investors which will provide the Company the capital needed to continue to implement its business plan and create a more liquid public market for its common stock; (ii) establishing the amended characteristics of the Series D Preferred Stock in such a fashion as is required to obtain the capital funding needed to grow and expand the Company; and (iii) authorize an amendment to the Company's Articles of Incorporation and/or By-Laws to permit the holding of shareholders meeting by virtual means only so all shareholders have the same opportunity to attend and participate in shareholder meetings.  In order to facilitate these transactions, the Board has determined that the capitalization structure of the Company should be changed.

ACTIONS TO BE TAKEN

This Information Statement contains a brief summary of the material aspects of the actions approved by the Board and the holders of a majority of the voting power of the outstanding voting capital stock of the Company.

I. REVERSE STOCK SPLIT

(AND RESULTING EFFECTIVE INCREASE IN THE NUMBER OF AUTHORIZED BUT UNISSUED SHARES OF OUR COMMON STOCK)

GENERAL

The Board approved a Resolution to effectuate a 250:1 reverse stock split (the "Reverse Stock Split").  Under the Reverse Stock Split each 250 shares of our common stock ("Common Stock") will be automatically converted into 1 share of Common Stock.  To avoid the issuance of fractional shares of Common Stock, the Company will issue an additional whole share to all holders of resulting fractional shares.  The effective date of the Reverse Stock Split will be March 20, 2017 (the "Effective Date").

PLEASE NOTE THAT THE REVERSE STOCK SPLIT WILL NOT CHANGE YOUR PROPORTIONATE EQUITY INTERESTS IN THE COMPANY, EXCEPT AS MAY RESULT FROM THE ISSUANCE OR CANCELLATION OF SHARES PURSUANT TO THE FRACTIONAL SHARES.

PLEASE NOTE THAT THE REVERSE STOCK SPLIT WILL HAVE THE EFFECT OF SUBSTANTIALLY INCREASING THE NUMBER OF SHARES THE COMPANY WILL BE ABLE TO ISSUE TO NEW OR EXISTING SHAREHOLDERS, INCLUDING HOLDERS OF CONVERTIBLE SERIES OF PREFERRED STOCK, BECAUSE THE NUMBER OF AUTHORIZED SHARES WILL REMAIN THE SAME WHILE THE NUMBER OF SHARES ISSUED AND OUTSTANDING WILL BE REDUCED 250-FOLD.

PURPOSE AND MATERIAL EFFECTS OF THE REVERSE STOCK SPLIT

The Board of Directors believe s that, among other reasons, the number of outstanding shares of our Common Stock have contributed to a lack of investor interest in the Company and has made it difficult to attract new investors and potential business partners.  However, the Company has reached an agreement in principle for the private sale of its Series D Preferred Stock (as described in more detail below), a condition of which is the effectiveness of a reverse stock split providing the Company with sufficient authorized but unissued Common Stock available for issuance upon conversions of the Series D Preferred Stock and other convertible securities of the Company.  Absent the Reverse Stock Split, the contemplated sale cannot be consummated.

When a company engages in a reverse stock split, it substitutes one share of stock for a predetermined amount of shares of stock. It does not increase the market capitalization of the company. An example of a reverse split is the following. A company has 10,000,000 shares of common stock outstanding. Assume the market price is $.01 per share. Assume that the company declares a 1 for 5 reverse stock split. After the reverse split, that company will have 1/5 as many shares outstanding, or 2,000,000 shares outstanding. The stock will have a market price of $0.05. If an individual investor owned 10,000 shares of that company before the split at $.01 per share, he will own 2,000 shares at $.05 after the split. In either case, his stock will be worth $100. He is no better off before or after. A reverse stock split may help increase a company's stock price, and in such event, the company may be more attractive to potential business partners and investors. However, there can be no assurances that a company's stock will rise in price after a reverse split or that any particular price level will be maintained for any particular period of time, or that suitable business partners or investors will emerge.

In addition to the precondition of completing the Reverse Stock Split in order to consummate the contemplated sale of the Series D Preferred Stock as more fully described below, we believe that the Reverse Stock Split may improve the price level of our Common Stock and that the higher share price could help generate further interest in the Company among investors and other business opportunities. However, the effect of the reverse split upon the market price for our Common Stock cannot be predicted, and the history of similar stock split combinations for companies in like circumstances is varied. There can be no assurance that the market price per share of our Common Stock after the reverse split will rise in proportion to the reduction in the number of shares of Common Stock outstanding resulting from the reverse split. The market price of our Common Stock may also be based on our performance and other factors, some of which may be unrelated to the number of shares outstanding.

The reverse split will affect all of our common stockholders uniformly and will not immediately affect any stockholder's percentage ownership interests in the Company, except to the extent that the reverse split results in any of our stockholders owning a fractional share; provided, however, that any conversions of Series D Preferred Stock into Common Stock will result in dilution. All stockholders holding a fractional share shall be issued an additional share. The principal effect of the Reverse Stock Split will be that the number of shares of Common Stock issued and outstanding will be reduced from 2,393,421,881 shares of Common Stock as of January 17, 2017 to approximately 9,573,688 shares (depending on the number of resulting fractional shares that are rounded up). The Reverse Stock Split will affect the shares of Common Stock outstanding. The number of issued and authorized shares of Preferred Stock will not be affected.

The Reverse Stock Split will not affect the par value of our Common Stock. As a result, on the effective date of the Reverse Stock Split, the stated capital on our balance sheet attributable to our Common Stock will be reduced to less than the present amount, and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of our Common Stock will be increased because there will be fewer shares of our Common Stock outstanding.

The Reverse Stock Split will not change the proportionate equity interests of our stockholders, nor will the respective voting rights and other rights of stockholders be altered. The Common Stock issued pursuant to the Reverse Stock Split will remain fully paid and non-assessable. The Reverse Stock Split is not intended as, and will not have the effect of, a "going private transaction" covered by Rule 13e-3 under the Securities Exchange Act of 1934. We will continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934.

Stockholders should recognize that they will own fewer numbers of shares than they presently own (a number equal to the number of shares owned immediately prior to the filing of the certificate of amendment divided by 250). While we expect that the Reverse Stock Split will result in an increase in the potential market price of our Common Stock, there can be no assurance that the Reverse Stock Split will increase the potential market price of our Common Stock by a multiple equal to the exchange number or result in the permanent increase in any potential market price (which is dependent upon many factors, including our performance and prospects). Also, should the market price of our Common Stock decline, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would pertain in the absence of a reverse split. Furthermore, the possibility exists that potential liquidity in the market price of our Common Stock could be adversely affected by the reduced number of shares that would be outstanding after the reverse split. In addition, the reverse split will increase the number of stockholders of the Company who own odd lots (less than 250 shares). Stockholders who hold odd lots typically will experience an increase in the cost of selling their shares, as well as possible greater difficulty in effecting such sales. Consequently, there can be no assurance that the reverse split will achieve the desired results that have been outlined above.

Potential Anti-Takeover Effects of the Reverse Stock Split

THE OVERALL EFFECT OF THE REVERSE STOCK SPLIT MAY BE TO RENDER MORE DIFFICULT THE ACCOMPLISHMENT OF MERGERS OR THE ASSUMPTION OF CONTROL BY A PRINCIPAL STOCKHOLDER, AND THUS MAKE DIFFICULT THE REMOVAL OF MANAGEMENT.

The effective increase in our authorized shares could potentially be used by management to thwart a take-over attempt.  The over-all effects of this proposal might be to render it more difficult or discourage a merger, tender offer or proxy contest, or the assumption of control by a holder of a large block of the Company's securities and the removal of incumbent management.  The proposal could make the accomplishment of a merger or similar transaction more difficult, even if, it is beneficial to shareholders. Management might use the additional shares to resist or frustrate a third-party transaction, favored by a majority of the independent stockholders, that would provide an above market premium, by issuing additional shares to frustrate the take-over effort.

Neither the Company's charter nor its by-laws presently contain any provisions having anti-takeover effects and this proposal is not a plan by management to adopt a series of amendments to the Company's charter or by-laws to institute an anti-takeover provision.  The Company does not have any plans or proposals to adopt other provisions or enter into other arrangements that may have material anti-takeover consequences.

As discussed above, the Reverse Stock Split was the subject of a unanimous vote by the Board of Directors approving the Reverse Stock Split.

PLANS, PROPOSALS OR ARRANGEMENTS TO ISSUE
NEWLY AVAILABLE SHARES OF COMMON STOCK

The main purpose of completing this Reverse Stock Split is to increase the amount of underlying common shares available in order to have the ability to consummate the contemplated sale of the Company's Series D Preferred Stock as more particularly described below.  Other than the Company's agreement in principle for the sale of shares of the Company's Series D Preferred Stock which are convertible into the Common Stock of the Company, the Company has not entered into any other agreements whereby it has agreed to issue the other newly available common shares.

FRACTIONAL SHARES

We will not issue fractional certificates for post-reverse split shares in connection with the reverse split. Instead, an additional share shall be issued to all holders of a fractional share. To the extent any holders of pre-reverse split shares are entitled to fractional shares as a result of the Reverse Stock Split, the Company will issue an additional share to all holders of fractional shares.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE AND SHOULD NOT SUBMIT ANY CERTIFICATES WITHOUT THE LETTER OF TRANSMITTAL, WHICH WILL BE PROVIDED TO HOLDERS OF COMMON STOCK FOLLOWING IMPLEMENTATION OF THE REVERSE STOCK SPLIT.

SUMMARY OF REVERSE STOCK SPLIT

Below is a brief summary of the reverse stock split:

The issued and outstanding Common Stock shall be reduced on the basis of one post-split share of the Common Stock for every 250 pre-split shares of the Common Stock outstanding. The consolidation shall not affect any rights, privileges or obligations with respect to the shares of the Common Stock existing prior to the consolidation.

Stockholders of record of the Common Stock as of the Effective Date of the Reverse Stock Split shall have their total shares reduced on the basis of one post-split share of Common Stock for every 250 pre-split shares outstanding.

As a result of the reduction of the Common Stock, the pre-split total of issued and outstanding shares of 2,393,421,881 shall be consolidated to a total of approximately 9,573,688 issued and outstanding shares (depending on the number of resulting fractional shares that are rounded up).

The Company's authorized number of shares of Common Stock shall remain at 2,950,000,000 shares of Common Stock.

Please note, unless otherwise expressly indicated to the contrary, all share numbers and share data referred to in this Information Statement have not been adjusted to give effect to the 1-for-250 Reverse Stock Split approved by our Board of Directors and shareholders as described herein.

This action has been approved by the Board and the written consents of the holders of a majority of the voting power of the outstanding voting capital stock of the Company.

II. CHANGE IN CHARATERISITICS OF THE SERIES D PREFERRED STOCK

On February 20, 2015 the Board authorized the establishment of the Series D Preferred Stock with 12,500,000 shares authorized.  As of the date of this Information Statement no shares of Series D Preferred Stock have been issued.  When the Series D Preferred Stock was authorized it contained the following characteristics:

	Conversion Rights	Voting Rights	Interest/Dividends
Current Rights	100 Common Each	None	None

Certain changes in the characteristics of the Series D Preferred Stock are required in order to complete a contemplated private sale of up to all of the shares Series D Preferred Stock.  The sale of the Series D Preferred Stock will not have any immediate effect on the rights of existing Common Stock shareholders. However, the Board of Directors will have the authority (and intends) to issue authorized shares of Series D Preferred Stock without requiring any further approval for such issuances from the Company's shareholders. To the extent that shares of Series D Preferred Stock are issued as contemplated, they will, if converted, decrease the existing shareholders' percentage equity ownership interests and will be substantially dilutive to the existing shareholders. Any such issuance of additional shares of Common Stock upon conversion of Series D Preferred Stock will have the effect of diluting the earnings per share, if any, and book value per share of outstanding shares of Common Stock of the Company.

The new characteristics of the Series D Preferred Stock shall include, among such other terms as may be included in the definitive Certificate of Designations to be filed in respect thereof, the following:

RIGHTS AND PREFERENCES OF THE CLASS D PREFERRED STOCK

Dividends:
The Series D Preferred Stock will carry an annual 5% cumulative dividend.  The dividend for Year 1 shall be accrued and, for each year thereafter, the dividend will be paid in quarterly installments at the end of each calendar quarter.  For any other dividends or distributions, participation with Common Stock on an as-converted basis.

Liquidation Preference:
In the event of any liquidation, dissolution or winding up of the Company, the proceeds, after the satisfaction of all creditors, shall be paid as follows:

First, pay one times the Series D Consideration (as defined below) plus accrued dividends on each share of Series D Preferred Stock.  Thereafter, the Series D Preferred stockholders participate with the Common Stockholders pro rata on an as-converted basis (without regard to the Blocker (as defined below)).  A merger or consolidation (other than one in which stockholders of the Company own a majority of the outstanding shares of the surviving or acquiring corporation) and a sale, lease, transfer or other disposition of all or substantially all of the assets of the Company will, at the option of representative(s) of the Series D Preferred Stockholders, be treated as a liquidation event.

Voting Rights:	The Series D Preferred Stock shall vote with the Common Stock on an as converted basis subject to the percentage limitations of the Blocker (as defined below).

Optional Conversion:
At the option of the holder, each share of Series D Preferred Stock shall convert into an amount of Common Stock constituting approximately 0.0000064% of the issued and outstanding Common Stock of the Company on a fully diluted basis (or 80% of the fully-diluted Common Stock for all authorized shares of Series D Preferred Stock in the aggregate).  The conversion of the Series D Preferred shall be subject to a 4.99% blocker (the "Blocker") which, at the option of the Series D Preferred Stockholders, and on no less than 61 days' notice to the Company, may be, from time to time, increased or decreased to whatever percentage of the amount of the outstanding Common Stock (calculated on a fully diluted basis) the Series D Preferred Stockholders deem appropriate.

PLANS, PROPOSALS OR ARRANGEMENTS TO
ISSUE SHARES OF SERIES D PREFERRED STOCK

The main purpose of reconstituting the characteristics of the Series D Preferred Stock is to have the ability to consummate the contemplated sale of the Company's Series D Preferred Stock as more particularly described below.  The Company has an agreement in principle for the sale of up to all of the shares of the Company's Series D Preferred Stock which are convertible into Common Stock of the Company.

The terms of the contemplated transaction are as follows: (i) the sale of all of the authorized Series D Preferred Stock (12,500,000 shares) for a total consideration of $2,500,000 (the "Series D Consideration"); (ii) the Series D Consideration shall be in the form of a combination of the retirement of existing convertible debt of the Company and "new money", however, the purchasers shall not be obligated to contribute new money in excess of $1,000,000.  In the event the total of the debt being retired and the new money is less than $2,500,000, the Series D Preferred Stock shall be issued on a pro rata basis; (iii) within 30 days after the Closing, the Company shall file a Registration Statement with the Securities and Exchange Commission with respect to the resale of the underlying Common Stock into which the Class D Preferred Stock will be convertible; (iv) the Company will (x) meet with representative(s) of the Series D Preferred Stockholders to discuss the business of the Company and its subsidiaries; (y) hold an annual meeting of its shareholders each calendar year and (z) furnish to representative(s) of the Series D Preferred Stockholders such information relating to the Company and its subsidiaries as from time to time may reasonably be requested; provided, however, that the Company shall not disclose material nonpublic information; (v) for so long as the Series D Preferred holders own 50% of the Series D Preferred Stock, the Series D Preferred stockholders shall have the right to acquire up to 80% (or such lower percentage calculated on the basis of the amount of Series D Preferred converted to date) of subsequent issuances of equity securities of the Company; and (vi) at any time when there is at least 25% of the Series D Preferred outstanding, representative(s) of the Series D Preferred Stockholders shall have approval rights for certain corporate actions as to be set forth in detailed in the definite transaction documents.

The Company intends to issue up to all of the Series D Preferred Stock in connection with the financing activities as described above.

SUMMARY OF SERIES D PREFERRED STOCK CHARACTERISITCS

Below is a brief summary of the changes to the rights and preferences of the Series D Preferred Stock:

●
The conversion rights have changed from one Preferred Series D Preferred share converting into 100 shares of Common Stock of the Company to, at the option of the holder, each share of Series D Preferred Stock shall convert into an amount of Common Stock constituting approximately 0.0000064% of the issued and outstanding Common Stock of the Company on a fully diluted basis (or 80% of the fully-diluted Common Stock for all authorized shares of Series D Preferred Stock in the aggregate).

●	The voting rights have changed from not having any voting rights to the Series D Preferred Stock voting with the Common Stock on an as converted basis, subject to the Blocker.
●	The dividends have changed from having no dividend to the Series D Preferred Stock carrying an annual 5% cumulative dividend.
●
The liquidation preferences have changed from having no liquidation preference to, in the event of any liquidation, dissolution or winding up of the Company, the proceeds, after the satisfaction of all creditors, shall be paid as follows: First, pay one times the Series D Consideration plus accrued dividends on each share of Series D Preferred Stock.  Thereafter, the Series D Preferred stockholders participate with the Common Stockholders pro rata on an as-converted basis.

This action has been approved by the Board and the written consents of the holders of a majority of the voting power of the outstanding voting capital stock of the Company.

III.  VIRTUAL STOCKHOLDER MEETINGS

In an effort provide all shareholders with the same access to future shareholder meetings, the Company intends to amend its By-Laws and/or Articles of Incorporation. Nevada Revised Statute 78.320(5) permits that annual and/or special meetings of the stockholders of the Company may be held by virtual means only provided that the Company's By-Laws and/or Articles of Incorporation are amended to permit the same.  The applicable Nevada Revised Statute provides in pertinent part:

"NRS78.320  Stockholders' meetings: Quorum; consent for actions taken without meeting; alternative means for participating at meeting.

…

 4. Unless otherwise restricted by the articles of incorporation or bylaws, stockholders may participate in a meeting of stockholders through electronic communications, videoconferencing, teleconferencing or other available technology if the corporation has implemented reasonable measures to: (a) Verify the identity of each person participating through such means as a stockholder; and (b) Provide the stockholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to communicate, and to read or hear the proceedings of the meetings in a substantially concurrent manner with such proceedings.

5.  If authorized in the articles of incorporation or bylaws, a meeting of stockholders may be held solely by remote communication pursuant to subsection 4.

6. Participation in a meeting pursuant to subsection 4 constitutes presence in person at the meeting.

…"

The Board of Directors believes that virtual meetings will provide all shareholders equal access to attend and participate in future meetings of shareholders while at the same time saving the Company the expense of in person shareholder meetings.

This action has been approved by the Board and the written consents of the holders of a majority of the voting power of the outstanding voting capital stock of the Company.

ADDITIONAL INFORMATION

The entire cost of furnishing this Information Statement will be borne by the Company. The Company will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith. The Board of Directors has fixed the close of business on January 17, 2017, as the record date (the "Record Date") for the determination of Stockholders who are entitled to receive this Information Statement.

You are being provided with this Information Statement pursuant to Section 14C of the Exchange Act and Regulation 14C and Schedule 14C thereunder, and, in accordance therewith, the Reverse Stock Split, the Certificate of Designations for the Series D Preferred Stock, and the amendment regarding virtual shareholders meetings, will not be filed with the Secretary of State of the State of Nevada or become effective until at least 20 calendar days after the mailing of this Information Statement.

This Information Statement is being mailed on or about February 28 , 2017 to all Stockholders of record as of the Record Date.

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-K and 10-Q (the "1934 Act Filings") with the Securities and Exchange Commission (the "Commission"). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System ("EDGAR").

OUTSTANDING VOTING SECURITIES

Our authorized capital stock consists of 2,950,000,000 shares of Common Stock, par value $0.0001 per share, of which 2,393,421,881 shares are issued and outstanding as of January 17, 2017.  Additionally, the Company has authorized 5,000,000 Series B Preferred Stock have voting power (1,000 votes for every share of Series B Preferred Stock) of which 2,150,000 are issued and outstanding as of January 17, 2017.

VOTE REQUIRED FOR APPROVAL

In accordance with Section 78.315 and 78.320 of the Nevada Revised Statutes, the following actions were taken based upon the unanimous recommendation and approval by the Company's Board of Directors and the written consent of the majority voting power.

The Board of Directors of the Company has adopted, ratified and approved the following corporate actions: (i) effecting a Reverse Stock Split of the Common Stock, at a ratio of 250 to 1, meaning that following the Effective Date of the Reverse Stock Split the common shareholders will own one share of Common Stock for each two hundred and fifty shares of Common Stock currently owned by such shareholder; (ii) setting forth the amended characteristics of the previously authorized Series D Preferred stock, none of which are outstanding as of the date of this Information Statement; and (iii) that in accordance with Nevada Revised Statute 78.320(5) that any future annual and/or special meetings of the stockholders of the Company may be held by virtual means only. The ("Corporate Actions"). The Corporate Actions were approved by holders of a majority of the outstanding voting power, consisting of issued and outstanding shares of the Company's $0.001 par value common voting stock outstanding on January 17, 2017, the Company's Series B Preferred Stock outstanding on January 17, 2017, the Record Date for the Corporate Actions.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The Board of Directors fixed the close of business on January 17, 2017 as the Record Date for the determination of the common and preferred shareholders entitled to notice of the action by written consent.

As of the Record Date, the Company had 2,393,421,881 voting shares of Common Stock issued and outstanding. The holders of shares of Common Stock are entitled to one vote per share on matter to be voted upon by shareholders.

The holders of shares of Common Stock are entitled to receive pro rata dividends, when and if declared by the Board of Directors in its discretion, out of funds legally available therefore. The payment of any such dividends will depend on the Company's financial condition, results of operations, capital requirements and such other factors as the Board of Directors deems relevant.

As of the record date, the Company had 2,150,000 voting shares of Series B Preferred Stock issued and outstanding. The holders of shares of Series B Preferred Stock are entitled to one thousand votes per share, for a total of 2,150,000,000 votes on any matter to be voted upon by shareholders.

Shareholders and the holders of a controlling interest equaling approximately 50.59% of the voting power of the Company, as of the record date, have consented to the proposed Corporate Actions. The shareholders have consented to the action required to adopt the Corporate Actions. This consent was sufficient, without any further action, to provide the necessary stockholder approval of the action.

Pursuant to the Company's By-Laws and the Nevada Revised Statutes, a vote by the holders of at least a majority of the Company's outstanding votes of its capital stock is required to effect the required Amendment required to effectuate the Corporate Actions. As of the record date, the Company had 2,393,421,881 of the shares of Common Stock that are entitled to one vote each for a total of 2,393,421,881 votes.  Of the Common Stock shareholders, 148,685,037 shares voted for the Corporate Actions by written consent. Additionally, the holders of the Series B Preferred Stock are entitled to 1,000 votes for every share of Series B Preferred Stock.  As of the record date, the Company had 2,150,000 shares of outstanding Series B Preferred Stock entitled to 2,150,000,000 votes. The consenting Series B Preferred Stockholders voted in favor of the Corporate Actions in a unanimous written consent, dated January 17, 2017.  The Common Stock shares voted in favor of the Corporate Actions (representing 148,685,037 votes), and 2,150,000 shares Series B Preferred stock voted in favor of the Corporate Actions (representing 2,150,000,000 votes), for a total of  2,298,685,037 votes of the capital stock (which votes are equal to  50.59% of the total issued and outstanding voting capital stock on the record date), means that no action by the non-consenting stockholders is required in connection with the approval of the Corporate Actions.

The following information table sets forth certain information regarding the votes cast in favor of the Corporate Actions:

Name and Address of Voting Shareholders (1)	Number of Shares Voted	Percentage of Class	Percentage Total of Voting Power (2)

David Cunic	Common: 150,000 / Series B: 500,000	>0.01% / 23.26%	11.01%
Benson Bingham	Series B: 150,000	7.01%	3.30%
Gregory Jung	Series B: 125,000	5.80%	2.75%
Jordan Stroum	Series B: 125,000	5.80%	2.75%
Antonio Del Hierro	Series B: 200,000	9.30%	4.40%
GHS Investments, LLC	Common: 109,014,164	4.56%	2.40%
Raymond Mathieson	Common: 29,000,000	1.21%	0.64%
Thomas Casey	Common: 10,345,873	0.43%	0.23%
Steve Basloe	Common: 150,000 / Series B: 550,000	>.01%/ 25.58%	12.11%
David Lieberthal	Series B: 200,000	9.30%	4.40%
Ben Hoehn	Common: 25,000 / Series B: 300,000	>.01%/13.95%	6.60%
All Votes Cast (5 persons)	Common148,685,037/Series B:2,150,000	6.21%/100.00%	50.59%

(1)	Address of all voting shareholders is 23 Vreeland Ave, Suite 110, Florham Park NJ 07932.
(2)	Percent of Class is based on 2,393,421,881 shares of Common Stock and 2,150,000 Shares of Series B (which have 1,000 votes per share) issued and outstanding as of January 17, 2017.

DISSENTER'S RIGHTS OF APPRAISAL

The Stockholders have no dissenter's right under Nevada Corporate Law, the Company's articles of incorporation consistent with above, or By-Laws to dissent from any of the provisions adopted in the Corporate Actions.

SECURITY OWNERSHIP OF EXECUTIVE OFFICERS, DIRECTORS
AND FIVE PERCENT STOCKHOLDERS

The following table sets forth certain information concerning the ownership of the Company's Common Stock as of January 17, 2017 with respect to: (i) each person known to the Company to be the beneficial owner of more than five percent of the Company's Common Stock; (ii) all directors and executive officers; and (iii) directors and executive officers of the Company as a group. The notes accompanying the information in the table below are necessary for a complete understanding of the figures provided below. As of January 17, 2017, there were 2,393,421,881 shares of Common Stock issued and outstanding and 2,150,000 shares of Series B Preferred stock outstanding.

Name and Address of Officers and Directors (2)	Number of Shares Beneficially Owned	Percentage Total of Voting Power (1)

David Cunic	Common: 150,000 / Series B: 500,000	11.01%
Antonio Del Hierro	Series B: 200,000	4.04%
Steve Basloe	Common: 150,000 / Series B: 550,000	12.11%
David Lieberthal	Series B: 200,000	4.04%
Ben Hoehn	Common: 25,000 / Series B: 300,000	6.60%
All Directors and Officers as a Group	Common: 325,000/Series B:1,750,000	38.52%

(1)	Percent of Class is based on 2,393,421,881 shares of Common Stock and 2,150,000 shares of Series B Preferred Stock issued and outstanding as of January 17, 2076.
(2)	Address of all officers and directors is 23 Vreeland Rd, Suite 110, Florham Park NJ 07932

The applicable percentage of ownership for each beneficial owner is based on 4,543,421,881 total votes as a result of 2,393,421,881 shares of Common Stock outstanding as of January 17, 2017, and 2,150,000 shares of Series B Preferred Stock, with one thousand votes for every share, outstanding as of January 17, 2017. In calculating the number of shares beneficially owned (not owned for voting purposes) by a stockholder and the percentage of ownership of that stockholder, shares of Common Stock issuable upon the exercise of options or warrants, or the conversion of other securities held by that stockholder, that are exercisable within 60 days, are deemed outstanding for that holder; however, such shares are not deemed outstanding for computing the percentage ownership of any other stockholder.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, officer, nominee for election as a director, associate of any director, officer or nominee has any substantial interest, direct or indirect, by security holdings or otherwise, in the Corporate Actions or in any action covered by the related resolutions adopted by the Board of Directors, which is not shared by all other stockholders.

FORWARD-LOOKING STATEMENTS

This Information Statement may contain certain "forward-looking" statements (as that term is defined in the Private Securities Litigation Reform Act of 1995 or by the U.S. Securities and Exchange Commission in its rules, regulations and releases) representing our expectations or beliefs regarding our company. These forward-looking statements include, but are not limited to, statements concerning our operations, economic performance, financial condition, and prospects and opportunities. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as "may," "will," "expect," "believe," "anticipate," "intend," "could," "estimate," "might," or "continue" or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. These statements, by their nature, involve substantial risks and uncertainties, certain of which are beyond our control, and actual results may differ materially depending on a variety of important factors, including factors discussed in this and other of our filings with the U.S. Securities and Exchange Commission.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, and in accordance with the Securities Exchange Act, we file periodic reports, documents, and other information with the Securities and Exchange Commission relating to our business, financial statements, and other matters. These reports and other information may be inspected and are available for copying at the offices of the Securities and Exchange Commission, 100 F Street, N.E., Washington, DC 20549. Our SEC filings are also available to the public on the SEC's website at http://www.sec.gov .

INCORPORATION OF FINANCIAL INFORMATION

We incorporate by reference our Annual Report on Form 10-K for fiscal year ended December 31, 2015 and our Quarterly Reports on Forms 10Q for the quarters ended March 31, 2016, June 30, 2016 and September 30, 2016.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THIS INFORMATION STATEMENT IS FOR INFORMATIONAL PURPOSES ONLY. PLEASE READ THIS INFORMATION STATEMENT CAREFULLY.

Dated: February 16 , 2017

By Order of the Board of Directors

/s/ David Cunic
Chief Executive Officer and Director